Exhibit 99.1

View Discloses Cash Balance of $201M as of End of Q1 2022

MILPITAS, Calif. – May 10, 2022 – View, Inc. (NASDAQ: VIEW), the leader in smart building technologies, today announced its cash position of $201 million as of the end of Q1 2022 with no substantial debt on its balance sheet. When the Company issues its 2021 financial statements, it anticipates that its reported cash outflow from operations for the twelve months ended December 31, 2021, ranged from $260 million to $270 million.

The Company anticipates that it will be disclosing substantial doubt about the Company’s ability to continue as a going concern, as the Company does not currently have adequate financial resources to fund its forecasted operating costs and meet its obligations for at least twelve months from the expected issuance date of its 2021 financial statements. While the Company will look to raise capital, there can be no assurance that the necessary financing will be available or will be available on terms acceptable to the Company.

As previously reported, the investigation of the Company’s Audit Committee into its previously reported warranty accrual is now complete. View continues to make substantial progress with its financial restatement and related filings.

To date, outside of the previously reported misstatements in warranty-related accruals, no material errors have been identified in the restatement process, which remains subject to the completion of the Company’s financial close process and the completion of the financial statement audit.

As previously reported, Nasdaq has granted View a stay of delisting through the end of May 2022 and completion of its delinquent filings will allow View to regain compliance with applicable Nasdaq listing requirements. The Company will announce an earnings date and dial-in details closer to the date of expected filing.

Forward-Looking Statements

This press release and certain materials View files with the SEC, as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks which are described more fully in View’s definitive proxy statement filed with the SEC on February 16, 2021, as amended on February 23, 2021, which is incorporated by reference into its Current Report on Form 8-K filed on March 12, 2021. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption and carbon emissions, and generate additional revenue for building owners. View Smart Windows use artificial intelligence to automatically adjust in response to the sun, eliminating the need for blinds and increasing access to natural light. Every View installation includes a cloud-connected smart building platform that can easily be extended to reimagine the occupant experience. View is installed and designed into more than 90 million square feet of buildings including offices, hospitals, airports, educational facilities, hotels, and multi-family residences. For more information, please visit: www.view.com.

For further information:

Investors:

Samuel Meehan

View, Inc.

IR@View.com

408-493-1358